UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 7, 2023 (September 2, 2023)

INVACARE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15103	38-4264819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices) (Zip Code)

(440) 329-6000
(Registrant’s telephone number, including area code)
None
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(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Exchange Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On September 2, 2023, Invacare Corporation, a wholly owned subsidiary of Invacare Holdings Corporation, and its affiliates (collectively, “Invacare”) entered into a Settlement Agreement (the “Settlement Agreement”) with Sunrise Medical (US) LLC, Sunrise Medical GmbH and their affiliates (collectively, “Sunrise” and together with Invacare, the “parties”). The Settlement Agreement is a global resolution of patent litigation brought by Invacare against Sunrise in the United States and Germany concerning the infringement of various Invacare patents, including patents related to certain of Invacare’s power wheelchair suspension systems, and the validity of various Sunrise patents, patent litigation brought by Sunrise against Invacare in Germany concerning the validity of various Invacare patents, and related disputes and claims.
Pursuant to the terms of the Settlement Agreement:
•Sunrise will pay to Invacare a lump sum amount of USD $11.1 million, which Invacare expects will result in net cash to Invacare of approximately USD $8 million after payment of fees and expenses.
•Sunrise agreed to no longer sell its SpiderTrac suspension system in the United States, except for a limited number of existing sample or demonstration wheelchair models that may be sold for a period of 60 days after the date of the Settlement Agreement.
Further, each party released the other parties from the above-referenced disputes and claims, and agreed to certain covenants not to sue the other parties with respect to specified claims and patents.
The Settlement Agreement obligates the parties to promptly file a joint Stipulation of Dismissal of U.S. Litigation to dismiss pending U.S. legal proceedings, and to terminate pending legal proceedings in Germany. The description of the Settlement Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which Invacare Holdings Corporation intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE HOLDINGS CORPORATION
(Registrant)

Date: September 7, 2023	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel,
Chief Administrative Officer and Secretary